SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 25, 2017

ASHFORD INC.

(Exact name of registrant as specified in its charter)

MARYLAND	001-36400	46-5292553
(State or Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 490-9600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Unit Purchase Agreement

On July 25, 2017, PT Holdco, LLC (the “Buyer”), a Delaware limited liability company and a wholly owned subsidiary of Ashford Inc. (“Ashford”), entered into a Unit Purchase Agreement (the “Unit Purchase Agreement”) with Presentation Technologies, Inc. (together with its successor Presentation Technologies, LLC, “PTI”), Monroe Jost, Kevin Jost and Todd Jost (collectively, the “Seller Parties”).  At the closing of the transactions under the Unit Purchase Agreement (the “Transactions”), Ashford, through the Buyer, will purchase eighty-five percent (85%) of the outstanding units representing membership interests of PTI (the “Purchased Units”).

Subject to the terms and conditions of the Unit Purchase Agreement, the aggregate consideration to be paid for the Purchased Units shall be an aggregate amount equal to (i) the initial cash purchase price, which may be paid with proceeds from the Acquisition Loan Agreement to be entered between PTI and Comerica Bank (the “Acquisition Loan Agreement”); and (ii) the number of shares of common stock of Ashford, par value $0.01 per share ( “Ashford Common Stock”), obtained by dividing (A) $4,250,000 by (B) the fair market value of Ashford Common Stock.  The initial cash purchase price shall be comprised of: (i) $21,875,000; (ii) plus a cash amount equal to the product of (A) the amount of indebtedness incurred under the Acquisition Loan Agreement that is explicitly used to fund the acquisition of the Purchased Units, multiplied by (B) 0.15; (iii) minus the product of (A) the amount, if any, by which estimated working capital is less than an agreed working capital floor, multiplied by (B) 0.85; (iv) minus the estimated indebtedness; and (v) minus any foreign withholding amounts.

The obligation of each party to consummate the Transactions is subject to certain conditions, including, among others: (i) the other party’s representations and warranties being true and correct (subject to certain qualifiers, as applicable); (ii) the other party having performed and complied in all material respects with its obligations and covenants under the Unit Purchase Agreement; (iii) the absence of pending or threatened proceedings seeking to enjoin or prevent the consummation of the Transactions or to obtain damages or other relief; and (iv) the receipt of all necessary governmental consents and approvals, if any.  The Buyer’s obligation to close is also subject to other conditions, including, among others: (i) the receipt of all material third party consents; (ii) the absence of any material adverse effect; (iii) obtaining debt financing, pursuant to the Acquisition Loan Agreement, in an amount not less than $12,000,000; and (iv) the completion of certain restructuring of PTI and its affiliates.

The Seller Parties and the Buyer have each made customary representations and warranties in the Unit Purchase Agreement relating to, among other things, PTI’s and Buyer’s organization, authorization, capitalization, operations and financial statements, as applicable.  Additionally, the Unit Purchase Agreement provides for customary pre-closing covenants of PTI and the Seller Parties, including covenants relating to conducting PTI’s businesses in the ordinary course consistent with past practice and to refrain from taking certain actions without the Buyer’s consent.  The Unit Purchase Agreement also contains covenants that prohibit the Seller Parties, PTI or its affiliates from soliciting, discussing or providing information relating to alternative acquisition proposals from third parties.

In connection with the Transactions, PTI will enter into employment agreements with each of Kevin Jost and Monroe Jost at the closing of the Transactions, pursuant to which Kevin Jost will serve as President of PTI for an initial term of five years and Monroe Jost will serve as Chief Executive Officer of PTI for an initial term of two years.

The Unit Purchase Agreement contains termination rights for both the Buyer and PTI, including the right of either party to terminate the Unit Purchase Agreement if the Transactions are not consummated on or before September 30, 2017.

Voting Agreement

At the closing of the Transactions and as a condition precedent for the closing, Ashford will enter into a voting agreement (the “Voting Agreement”) with PT Intermediate, LLC (“PT Intermediate”), Presentation Technologies Holdings, Inc. and the Seller Parties (together with Presentation Technologies Holdings, Inc., the “Potential Transferees”) pursuant to which, among other things and subject to the terms and conditions of the Voting Agreement, PT Intermediate and the Potential Transferees will agree that, from the date of the Voting Agreement and at any time any of them beneficially owns any share of Ashford Common Stock or other security constituting the Purchase Price Consideration or the Put/Call Consideration (each as defined in the Voting Agreement), PT Intermediate and each Potential Transferee shall cause such share of Ashford Common Stock or other such security beneficially owned by them to be present for quorum purposes and shall vote all such securities (i) in favor of each director nominated and recommended by the Ashford Board for election at any such meeting or action by consent, (ii) against any stockholder nominations for director or purported stockholder nominations for director which are not approved and recommended by the Ashford Board; and (iii) in accordance with the recommendation of the Ashford Board with respect to Ashford’s “say-on-pay” proposal and any other proposal or stockholder proposal.  The Voting Agreement will also prohibit PT Intermediate and the Potential Transferees and their affiliates and associates from depositing any share of Ashford Common Stock or other security constituting the Purchase Price Consideration or the Put/Call Consideration in any voting trust or agreement, other than any voting trust or agreement solely among themselves and in accordance with the Voting Agreement.

Amended and Restated Limited Liability Company Agreement

Also at the closing of the Transactions and as a condition precedent for the closing, the limited liability company agreement of Presentation Technologies, LLC (the successor of PTI by conversion) will be amended and restated to provide for the Buyer to receive the Purchased Units as contemplated by the Unit Purchase Agreement.  The Amended and Restated Limited Liability Company Agreement of PTI will also provide, among other things, that the business and affairs of PTI shall be managed and controlled by a board of managers, which shall initially consist of three managers, two of whom shall be designees of the Buyer and the other shall be a designee of PT Intermediate.

Debt Financing

In connection with the entry into the Unit Purchase Agreement, on June 14, 2017, Ashford entered into a debt financing commitment letter and related term sheet with Comerica Bank (the “Commitment Letter”), pursuant to which the parties agreed, subject to the terms and conditions set forth in the Commitment Letter, to enter into the Acquisition Loan Agreement, which shall provide for: (i) a senior term loan in an amount of $12,000,000, the proceeds of which may be applied to fund, in part, the acquisition of the Purchased Units; (ii) a senior secured revolving line of credit in an amount of $3,000,000 for working capital; and (iii) a facility to finance the purchase of equipment in an amount of $3,000,000.

The descriptions of the Unit Purchase Agreement, the Voting Agreement, the Amended and Restated Limited Liability Company Agreement, the Commitment Letter and other agreements described above do not purport to describe all of the terms of such agreements and are qualified in their entirety by the full text of such agreements, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

The foregoing description of the Unit Purchase Agreement attached hereto as Exhibit 2.1 and the other exhibits to this Current Report on Form 8-K furnished herewith are intended to provide information regarding the terms of the Unit Purchased Agreement, and are not intended to modify or supplement any factual disclosures about Ashford in its public reports filed with the U.S. Securities and Exchange

Commission (the “SEC”).  In particular, the Unit Purchase Agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Ashford or any of its subsidiaries or affiliates.  The Unit Purchase Agreement contains representations and warranties by the Buyer, which were made only for purposes of that agreement and as of specified dates.  The representations, warranties and covenants in the Unit Purchase Agreement were made solely for the benefit of the parties to the Unit Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Unit Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Unit Purchase Agreement, which subsequent information may or may not be fully reflected in Ashford’s public disclosures.  The Unit Purchase Agreement and the other agreements described above should not be read alone, but should instead be read in conjunction with the other information regarding Ashford that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that Ashford files or has filed with the SEC.  The foregoing summaries are also not intended, and will not be deemed, to modify, amend, alter, waive or interpret any provision of any of the documents in connection with the Transactions.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

As described in Item 1.01 above, subject to the terms and conditions set forth in the Unit Purchase Agreement, at the closing, Ashford will issue shares of Ashford Common Stock with an aggregate value of $4,250,000.

The share issuance is made in reliance on an exemption from the registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated under the Securities Act since the share issuance does not involve any public offering.  The information in Item 1.01 above is incorporated into this Item 3.02 by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description
2.1*	Unit Purchase Agreement, dated as of July 25, 2017, by and among Presentation Technologies, Inc., Monroe Jost, Kevin Jost, Todd Jost and PT Holdco, LLC.

10.1	Commitment Letter, dated as of June 14, 2017, by and between Ashford Inc. and Comerica Bank.

99.1	Form of the Voting Agreement by and among Ashford Inc., PT Intermediate, LLC, Presentation Technologies Holdings, Inc., Monroe Jost, Kevin Jost and Todd Jost.

99.2	Form of Amended and Restated Limited Liability Company Agreement of Presentation Technologies, LLC.

* The disclosure schedules referenced in the Unit Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Ashford hereby undertakes to furnish supplementally a copy of the omitted disclosure schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2017

ASHFORD INC.

	By:	/s/ David A. Brooks
David A. Brooks
Chief Operating Officer and General Counsel